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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS










                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in Amendment No. 2 to the Registration Statement of Tech-Net Communications, Inc. on Form SB-2 of our Auditors' Report, dated April 16, 2002, on the balance sheets of Tech-Net Communications, Inc. as at March 31, 2002 and 2001, and the related statements of operations and deficit, cash flows, and stockholders' equity for the year ended March 31, 2002, for the period from May 15, 2000 to March 31, 2001, and for the period from inception on May 15, 2000 to March 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver, Canada                                       /s/ Morgan & Company
October 10, 2002                                        Chartered Accountants



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